Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Greg H. Guettler President (651) 687-9999

Hypertension Diagnostics Adjourns Special Meeting until October 25, 2002

ST. PAUL, MN, October 15, 2002 – Hypertension Diagnostics, Inc., (NASDAQ SmallCap: HDII) announced today that it has adjourned its Special Meeting of Shareholders from 10 a.m. local time on Tuesday, October 15, 2002 to 3 p.m. local time on Friday, October 25, 2002 at the Company’s offices at 2915 Waters Road, Suite 108, Eagan, Minnesota 55121.

     At 10:00 a.m. local time today, the Company reconvened its Special Meeting of Shareholders, previously adjourned from the original meeting date of September 25, 2002. A quorum was not present at the Special Meeting. This further adjournment will provide all shareholders additional time to review the proposal described in the proxy and to vote their shares of Company Common Stock.

     Forward-looking statements in this press release are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company wishes to caution readers not to place undue reliance on any forward-looking statements and to recognize that the statements are not a prediction of actual future results. Actual results could differ materially from those presented and anticipated in the forward-looking statements due to the risks and uncertainties set forth in the Company’s 2002 Annual Report on Form 10-KSB under the caption “Risk Factors,” as well as others not now anticipated.

# # #

CVProfilor is a registered trademark of Hypertension Diagnostics, Inc.
Hypertension Diagnostics, HDI/PulseWave , PulseWave and CVProfile are trademarks of
Hypertension Diagnostics, Inc. All rights reserved.

Website: www.hdii.com